Transformation & Growth

UAP Acquisition Overview

December 3, 2007


GROWTH
TRANSFORMATION
Agrium

Forward Looking Statements

This presentation contains forward-looking statements within the meaning of the "safe harbor" provisions of the U.S. Private Securities Reform Act of 1995. Forward-looking statements are not based on historical facts, but rather on current expectations and projections about future events, and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. Such statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations. The risk factors relative to these statements, include: success in achieving anticipated synergies, reliance on UAP Ltd.'s publicly available information which may not fully identify all risks related to their performance, success in integrating the retail distribution systems, and the integration of supply chain management processes, as well as other risk factors listed from time to time in Agrium's reports, comprehensive public disclosure documents including the Annual Information Form, and in other filings with securities commissions in Canada (on SEDAR at www.sedar.com) and the United States (on EDGAR at www.sec.gov) as well as UAP's public filings in the United Sates(on EDGAR at www.sec.gov).

ADVISORY: This presentation is neither an offer to purchase nor a solicitation of an offer to sell shares of Agrium or UAP. At the time the subsidiary of Agrium commences its offer, it will file a Tender Offer Statement on Schedule TO with the U.S. Securities and Exchange Commission (the "SEC") and UAP will file a Solicitation/Recommendation Statement on Schedule 14 D-9 with respect to the tender offer. The tender offer will be made solely by the tender offer statement. The tender offer statement (including an offer to purchase, a related letter of transmittal and all other offer documents) and the solicitation/recommendation statement will contain important information and should be read carefully before any decision is made with respect to the offer.

The Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/ Recommendation Statement will be made available to all stockholders of UAP, at no expense to them. The Tender Offer Statement (including the Offer to Purchase, the related Letter of Transmittal and all other offer documents filed by Agrium with the SEC) and the Solicitation/Recommendation Statement will also be available for free at the SEC's website at HTTP://WWW.SEC.GOV. Investors and security holders are strongly advised to read both the Tender Offer Statement and the Solicitation/Recommendation Statement regarding the tender offer referred to in this presentation when they become available because they will contain important information.

Consequently, all of the forward-looking statements made in or incorporated by reference in this presentation are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. Except as required by law, we undertake no obligation to update or revise these forward-looking statements even if circumstances or management's estimates or opinions should change. Investors should not place undue reliance on forward-looking statements.

Acquisition Overview


GROWTH
TRANSFORMATION
Agrium

Strategic Fit: Transformation and Growth

- Consistent with Strategy of Investing Through the Value Chain for Balanced Growth and Stability
- Strong Medium/Long-term Outlook for Agriculture & Crop Inputs
- Doubles our Retail business, enhances Earnings and Cash Flow Stability
- Acquisition Financing targeted to Preserve Financial Strength
- Anticipated Annual Transaction Synergies of about US$115-million by 2010
- Creates Significant Value for Agrium's Shareholders

Overview of Acquisition Details

Overview	▪ Friendly tender offer fully supported by UAP board ▪ Fully committed bank financing in support of the offer
Terms	▪ Total transaction enterprise value of $US2.7-billion[1] – Cash offer of US$ 39.00 per UAP share – Existing UAP debt to be refinanced
Structure	▪ Tender offer to UAP shareholders – Minimum tender condition of 50.1% on fully diluted basis ▪ Customary and required regulatory approvals
Timeline	▪ File tender offer — December 10 ▪ Tender offer expiry [2] — January 6, 2008 ▪ Expected completion — Q1 2008

(1) Based off August 26, 2007 balance sheet, includes option proceeds
(2) Tender offer may be extended to accommodate regulatory process

Market Outlook


GROWTH
TRANSFORMATION
Agrium

Lowest Global Grain Stock Situation in Modern History


2,200
2,100
2,000
1,900
1,800
1,700
1,600
1,500
1,400
1,300
1,200
Production/Consumption
(million tonnes)
1,200
1,100
1,000
900
800
700
600
500
400
300
200
100
0
Stocks
(million tonnes)
Consumption
Production
Stocks
1995/96
2000/01
2005/06
2007/08f

Source: Total Grains, USDA, WASDE–451 November 2007
f = forecast

Dramatic Increase in Crop Prices

Strong corn prices are expected to remain well above 5 year average for the medium term. Soybean prices are 75% higher & wheat prices are more than double the 5 year average.



$/bushel
4.50
4.00
3.50
3.00
2.50
2.00
1.50
1.00
0.50
0.00
Jan
Feb
Mar
Apr
May
Jun
Jul
Aug
Sep
Oct
Nov
Dec
2007
2006
5-year average

Source: U.S. cash corn price, Globe & Mail

New Higher Base U.S. Corn Acreage and Price Expected



Million Acres
90
85
80
75
70
New higher "base" corn acreage forecast to support strong crop input demand & high prices for all crops
1990
1992
1994
1996
1998
2000
2002
2004
2006
2008*
2010*

Source: Doanes Agriculture Services forecast

Creating Value for Agrium Shareholders


GROWTH
TRANSFORMATION
Agrium

UAP Overview

- **Major Distributor of crop inputs in the United States & Canada**
  - $3.2 billion Revenue*
  - $469 million in Gross Profit*
  - $226 million EBITDA*

- **Approximately 370 facilities across North America**


LTM Revenue
Other 3%
Seed 14%
Chemicals 54%
Fertilizer 29%

* Last 12 Months from UAP "as of August 27, 2007" and Agrium "as of September 30, 2007" public disclosure documents

Transforming Agrium: Expanding Revenues


9000
8000
7000
6000
5000
4000
3000
2000
1000
0
US$-Million
2002
2004
Agrium LTM
Proforma
UAP LTM
Agrium Retail
AAT
Wholesale

•*Proforma LTM Revenue from UAP's and Agrium's public disclosure documents*

Transforming Agrium's Retail Business


Revenue by Retail Product Group
6000
5000
4000
3000
2000
1000
0
US$-Million
UAP
Agrium
Combined Proforma
Nutrients
Services
Seed
Crop Protection

•*Proforma LTM Revenue from UAP and Agrium's public disclosure documents*

Enhanced Earnings Stability

- Agrium to derive 42% of EBITDA from historically more stable Retail operations (on Proforma basis)
- Strong earnings & cash flow leverage from Wholesale with growth from Egyptian nitrogen facility, potash expansion & strong nutrient margins



LTM EBITDA
US$-Million
1,250
1,000
750
500
250
0
25%
71%
42%
55%
49%
49%
Agrium
Pro Forma
Pro Forma with Synergies
Wholesale
Advanced Technologies
Retail

•*Proforma calculated on LTM basis*
•*Advanced Technologies contribution is between 2-4%*

Opportunity for Retail Margin Enhancement

Expand Private Label Business

- Access to approximately 265 proprietary and private label brands to enhance margins

Private Label Crop Protection products

MAKAZE
SHOTGUN FLOWABLE HERBICIDE
CHOICE
SALVO
Black Label Zn
LECI-TECH
SAVAGE
Loveland

Benefits from combining seed businesses worth $642-million

UAP seed sales of $450 million & Agrium's of $192 million*

Dyna-Gro SEED

*LTM basis

Enhanced Customer Penetration

Enhances Agrium's Business Model by incorporating a two-tier system, to target a full spectrum of customers

- **High-End Agrium model**
  - High service level and high margin
  - To include Agrium Retail & portion of UAP's more service-focused farm centers

- **Mid-Tier UAP model**
  - Lower service model for more price sensitive, less service oriented, customers

Enhanced Earnings Stability


wheat and potatoes
fruits and vegetables
corn
soybeans
cotton
wheat
Agrium Retail Locations
UAP Retail Locations
States with significant expansion to Agrium's retail footprint

- Additional 370 locations nearly doubles Agrium's retail business
- Increases geographic presence in key US plains area as well as Texas and Florida
- Further geographic, crop and product diversity
- Decreases exposure to regional weather patterns

Agrium's Retail Transformation



Retail EBITDA
(U.S.$ millions)
$550
$500
$450
$400
$350
$300
$250
$200
$150
$100
$50
$0
1999
2000
2001*
2002*
2003
2004
2005
2006
2007F*
Historic CAGR 10% per year(2)
(same stores)
Future expected UAP synergies
Combined(1) UAP base business
Royster Synergies
Base business 2007

1) LTM EBITDA from UAP's public disclosure documents

2) This annual growth was accomplished without an increase in the number of centers between 1999 and 2005

* 2001 excludes negative impact of the Argentine currency devaluation, 2002 excludes an estimate of one-time benefit of Argentine currency devaluation of U.S.$15-million, 2007 forecast based on Agrium year end of December 31, 2007 and UAP year end of February 26, 2008.

Ability to Extract Significant Synergies

- **Anticipate annual synergies of approximately $115 million**
  - Phased realization over three years
  - Approximately $20 million in 2008, approximately $80 million in 2009, approximately $115 million in 2010 and beyond
- **Synergies achieved through**
  - Agrium to benefit from UAP's expertise on crop protection procurement
  - Further synergies in procurement of crop nutrients and combining seed business
  - Significantly expanded private label crop protection product lines at Agrium Retail
  - Reduction in SG&A expenses
- **Pre-synergy EBITDA multiple ~ 12, post-synergy ~ 8***

*Based on expected UAP 2008 calendar year EBITDA

Proven Track Record of Achieving Retail Synergies

Agrium realized Royster synergies 50% higher than originally estimated, in effect doubling Royster's Retail EBITDA within two years



60
40
20
0
US$-Million
Originally expected $30 million in synergies
Increase to approach $45 million (on run rate basis, by end of 2007)
Now expect $45 million to be captured in 2007
Originally identified (Nov 2005)
Increased (Spring 2006)
Increased again (mid-2007)

Proforma Capital Structure Remains Strong

Agrium


100%
80%
60%
40%
20%
0%
Total Debt 35%
Minority Interest 3%
Equity 62%
Standalone

Pro forma


100%
80%
60%
40%
20%
0%
Total Debt 45%
Minority Interest 1%
Equity 53%
Proforma

- Pro forma debt to capitalization ratio remains in line with investment grade benchmark
- Transaction financing & strong market outlook expected to result in strong balance sheet fundamentals

*LTM basis

Note: Numbers based on most recent quarterly information

Agrium is Well Positioned

- ***Proven Track Record of Timely Integration & Optimizing Value of Acquired Retail Assets***
- ***Unique Strategy within the Industry: Opportunity to further grow the stable earnings and cash flow base***
- ***Strength Across the Value Chain: Wholesale, Retail, Advanced Technologies***
- ***UAP acquisition expected to enable to capitalize on strength in U.S. and Global agriculture markets***

The Future is Promising


GROWTH
TRANSFORMATION
Agrium